Exhibit 99.2
Navitas Semiconductor, Industry-Leader in Gallium Nitride Power ICs, Announces Acquisition of GeneSiC Semiconductor, Silicon Carbide Pioneer

Positions Navitas as the only pure-play, next-generation
power semiconductor company

El Segundo, CA., August 15, 2022 — Navitas Semiconductor (Nasdaq: NVTS), the industry leader in gallium nitride (GaN) power ICs, today announced the acquisition of GeneSiC Semiconductor, a silicon carbide (SiC) pioneer with deep expertise in SiC power device design and process. The transaction is immediately accretive to Navitas as GeneSiC is highly profitable, with more than 25% EBITDA margins. Calendar 2022 revenues are expected to be approximately $25 million with demonstrated annual growth rates of over 60%. The combined company creates a comprehensive, industry-leading technology portfolio in next-generation power semiconductors - both GaN and SiC – with an aggregate market opportunity estimated at over $20 billion per year by 2026.

“GeneSiC is an ideal partner for Navitas with their focus and success in developing industry-leading SiC technology,” said Gene Sheridan, Navitas CEO and co-founder. “Navitas has significant investments in global sales, operations and technical support teams, along with system design centers in EV and data centers. These capabilities are a perfect complement to GeneSiC and will further accelerate their growth in both synergistic and new customers and markets. Today, we have taken a major step in our company’s mission to Electrify Our World™ and drive our planet’s transition from fossil fuels to clean, efficient, electrical energy.”

“GeneSiC’s patent-protected, advanced technology and innovative, experienced team are critical factors in the growth of our company. Our SiC MOSFETs offer the industry’s highest performance, reliability, and ruggedness - parameters critical towards widespread adoption of electric vehicles and associated infrastructure,” said GeneSiC President Dr. Ranbir Singh. “With almost 20 years of leading-edge R&D, proven platforms, over 500 diverse customers, and growing revenue and profitability, we can leverage Navitas’ mass-production expertise and go-to-market strategy to accelerate SiC revenues. We are very excited about this new partnership.”

Dr. Singh joins Navitas as Executive Vice-President for the GeneSiC business and Navitas expects to retain all members of the GeneSiC team.

In power semiconductors, both GaN and SiC are superior materials to legacy silicon, enabling higher speeds, greater energy savings, faster charging, and significantly reduced size, weight, and cost. Together, these complementary, next-generation materials address a broad range of applications from 20W smartphone chargers, to 20kW EV chargers, to 20MW grid-infrastructure systems and everything in between. With over 500 customers, the GeneSiC acquisition delivers diversified and synergistic markets and customers, and accelerates Navitas’ revenue in strategic, higher-power applications:

•Electric Vehicle: Navitas GaN ICs are optimized for 400V EV systems, and GeneSiC technology is ideal for 800V EV systems, with existing revenue and development customers which include BYD – the world’s #1 EV supplier, Land Rover, Mercedes AMG, Geely, Shinry, LG Magna, Saab, and Inovance, along with dozens of others.
•Solar & Energy Storage: Navitas GaN ICs serve residential solar, while GeneSiC has immediate revenue in higher power, commercial solar and energy storage customers, including APS, Advanced Energy, Chint, Sungrow, Growatt, CATL, Exide and many others.
•Broader Industrial Markets: GeneSiC high-voltage products bring immediate revenue in a wide range of additional industrial markets which include rail, UPS, wind, grid power, industrial motors, and medical imaging.

Transaction Details
The acquisition of GeneSiC is expected to be immediately accretive to Navitas’ earnings per share. Total consideration consisted of approximately $100 million in cash, 24.9 million shares of Navitas stock and possible earn-out payments of up to $25 million, conditioned on the achievement of substantial revenue targets for the GeneSiC business over the four fiscal quarters ending September 30, 2023.

More information about GeneSiC is available at ir.navitassemi.com.

Advisors

Jefferies LLC acted as financial advisor to Navitas and Bank of America acted as financial advisor to GeneSiC. TCF Law Group, PLLC acted as legal advisor to Navitas and Gibson, Dunn & Crutcher LLP acted as legal advisor to GeneSiC.

Conference Call and Webcast Information
The GeneSiC acquisition will be discussed as part of the Navitas Q2 2022 earnings call:
When: Monday, August 15th, 2022
Time: 2:00 p.m. Pacific / 5:00 p.m. Eastern
Toll Free Dial-in: (800) 715-9871 or (646) 307-1963
Conference ID: 6867001
Live Webcast: https://edge.media-server.com/mmc/p/tqt3b9y7
Replay: A replay of the call will be accessible from the Investor Relations section of the Company’s website at https://ir.navitassemi.com/.

Cautionary Statement Regarding Forward-Looking Statements
This press release includes “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements may be identified by the use of words such as “we expect” or “are expected to be,” “estimate,” “plan,” “project,” “forecast,” “intend,” “anticipate,” “believe,” “seek,” or other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding estimates and forecasts of other financial and performance metrics and projections of market opportunity and market share. These statements are based on various assumptions, whether or not identified in this press release. These statements are also based on current expectations of the management of Navitas and are not predictions of actual performance. Such forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by any investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions and expectations. Many actual events and circumstances that affect performance are beyond the control of Navitas. Forward-looking statements are subject to a number of risks and uncertainties, including the possibility that the expected growth of Navitas’ and GeneSiC’s businesses will not be realized, or will not be realized within expected time periods, due to, among other things, the failure to successfully integrate GeneSiC into Navitas’ business and operational systems; the effect of the acquisition on customer and supplier relationships or the failure to retain and expand those relationships; the success or failure of other business development efforts; Navitas’ financial condition and results of operations; Navitas’ ability to accurately predict future revenues for the purpose of appropriately budgeting and adjusting Navitas’ expenses; Navitas’ ability to diversify its customer base and develop relationships in new markets; Navitas’ ability to scale its technology into new markets and applications; the effects of competition on Navitas’ business, including actions of competitors with an established presence and resources in markets we hope to penetrate, including silicon carbide markets; the level of demand in Navitas’ and GeneSiC’s customers’ end markets, both generally and with respect to successive generations of products or technology; Navitas’ ability to attract, train and retain key qualified personnel; changes in government trade policies, including the imposition of tariffs; the impact of the COVID-19 pandemic on Navitas’ business, results of operations and financial condition; the impact of the COVID-19 pandemic on the global economy, including but not limited to Navitas’ supply chain and the supply chains of customers and suppliers; regulatory developments in the United States and foreign countries; and Navitas’ ability to protect its intellectual property rights. These and other risk factors are discussed in the Risk Factors section beginning on p. 11 of our annual report on Form 10-K for the year ended December 31, 2021, which we filed with the Securities and Exchange Commission (the “SEC”) on March 31, 2022 and as thereafter amended, and in other documents we file with the SEC, including our quarterly reports on Form 10-Q. If any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that Navitas is not aware of or that Navitas currently believes are immaterial that could also cause actual results to differ materially from those contained in the forward-looking statements. In addition, forward-looking statements reflect Navitas’ expectations, plans or forecasts of future events and views as of the date of this press release. Navitas anticipates that subsequent events and developments will cause Navitas’ assessments to change. However, while Navitas may elect to update these forward-looking statements at some point in the future, Navitas specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing Navitas’ assessments as of any date subsequent to the date of this press release.

About Navitas
Navitas Semiconductor (Nasdaq: NVTS) is the industry leader in gallium nitride (GaN) power ICs, founded in 2014. GaNFast™ power ICs integrate GaN power with drive, control, sensing and protection to enable faster charging, higher power density and greater energy savings for mobile, consumer, data center, EV and solar markets. Over 165 Navitas patents are issued or pending. Over 50 million units have been shipped with zero reported GaN field failures, and Navitas introduced the industry’s first and only 20-year warranty. Navitas is the world’s first semiconductor company to be CarbonNeutral®-certified.
About GeneSiC Semiconductor, Inc.
GeneSiC Semiconductor is a pioneer and world-leader in silicon carbide (SiC) technology. Leading global manufacturers depend on GeneSiC’s technology to elevate the performance and efficiency of their products. GeneSiC’s electronic components run cooler, faster, and more economically and play a key role in conserving energy in a wide array of high-power systems. GeneSiC holds leading patents on wide band-gap power device technologies, a market that is projected to reach more than $5 billion by 2025. Our core strengths of design, process and technology add more value to our customers’ end-product, with performance and cost metrics setting new standards in the silicon carbide industry.
Contact Information
Media
Graham Robertson, CMO Grand Bridges
Graham@GrandBridges.com

Investors
Stephen Oliver, VP Corporate Marketing & Investor Relations
ir@navitassemi.com

Navitas Semiconductor, GaNFast, GaNSense and the Navitas logo are trademarks or registered trademarks of Navitas Semiconductor Limited. All other brands, product names and marks are or may be trademarks or registered trademarks used to identify products or services of their respective owners.